TEXAS-NEW MEXICO POWER COMPANY EXCESS BENEFIT PLAN

    (As Amended and Restated Effective January 1, 1987)

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                         ARTICLE I

                          Purpose

     The purpose of this Plan is to provide those defined

benefit plan and defined contribution plan benefits which

are not payable to an employee under such plans because of

the limitations of Code Sections 401(a)(17), 401(k)(3)(A),

401(m)(2), 402(g) and 415.


                            I-1

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                        ARTICLE II

               Definitions and Construction

     2.1  Definitions: Where the following words and

phrases appear in this Plan, they shall have the

respective meanings set forth below, unless their context

clearly indicates to the contrary.

          (a) Basic Pension Plan Benefit: The amount of pension payable to the Participant under the Pension
     Plan after reduction to comply with the limits of Code Sections 401(a)(17) and/or 415.

          (b) Basic Thrift Plan Contribution: The amount of Employer contribution allocated to the Participant's account during any year under the Thrift Plan after reduction to comply with the limits of Code Sections 401(a)(17), 401(k)(3)(A), 401(m)(2),
     402(g) and/or 415.

          (c) Board of Directors: The duly elected and serving Board of Directors of the Employer or any duly authorized committee of that Board.

          (d) Code: The Internal Revenue Code of 1954, as amended from time to time.

          (e) Committee: The persons appointed to
     administer the Plan in accordance with Article VIII.

          (f) Effective Date: January 1, 1983.

          (g) Employer: Texas-New Mexico Power Company, a corporation organized and existing under the laws of the State of Texas, or its successor or successors.

          (h) Excess Pension Plan Benefit: A Participant's vested pension benefit, if any, provided under
     Section 5.1 hereof attributable to the reduction in his Pension Plan benefit in compliance with Code
     Sections 401(a)(17) and/or 415.

          (i) Excess Thrift Plan Benefit: A Participant's vested benefit balance, if any, provided under
     Section 5.2 hereof attributable to reductions in Thrift Plan contributions in compliance with Code
     Sections 401(a)(17), 401(k)(3)(A), 401(m)(2), 402(g)
     and/or 415.


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          (j) Participant: An eligible employee of the
     Employer who meets the requirements to participate in the Plan in accordance with the provisions of Article
     III hereof.

          (k) Plan: Texas-New Mexico Power Company Excess
     Benefit Plan, as amended or restated from time to time.

          (l) Pension Plan: Texas-New Mexico Power Company
     Pension Plan, as amended or restated from time to time.

          (m) Plan Year: The twelve (12) month period beginning on January lst and ending on December 31st.

          (n) Thrift Plan: Texas-New Mexico Power Company
     Thrift Plan for Employees, as amended or restated from time to time.


     2.2 Construction: The masculine gender, where

appearing in the Plan, shall be deemed to include the

feminine gender; the singular may include the plural; and

vice versa, unless the context clearly indicates to the

contrary.

     2.3. Governing Law: The Plan shall be construed in

accordance with and governed by the laws of the State of

Texas.



                           II-2

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                        ARTICLE III

               Eligibility and Participation



     3.1  Employees Eligible to Participate: Any Employee of the

Employer whose Pension Plan benefit and/or Thrift Plan

contribution is limited by the benefit limitations of Code

Sections 401(a)(17), 401(k)(3)(A), 401(m)(2), 402(g)

and/or 415 shall participate in this Plan if designated

for coverage hereunder by the Board of Directors. Only

Employees who are within a select group of management or

highly compensated Employees may be designated for

coverage hereunder.




                          III-1

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                        ARTICLE IV

                  Provisions for Benefits



     4.1 Amounts Provided by the Employer: Benefits under

the Plan shall constitute general obligations of the

Employer in accordance with the terms of the Plan. No

amounts in respect of such benefits shall be set aside or

held in trust, and no recipient of any benefit shall have

any right to have the benefit paid out of any particular

assets of the Employer. (Except that the Board of

Directors may establish a trust(s) out of which the

benefits hereunder may be paid, provided that the

principal and income of such trust(s) are subject to the

claims of the creditors of the Employer in the event of

insolvency as provided for under the terms of such

trust(s).





                           IV-1

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                         ARTICLE V

                    Amount of Benefits

     5.1 Excess Pension Plan Benefits: If the pension

payable to the Participant from the Pension Plan is

limited by Code Sections 401(a)(7), 401(k)(3)(A),

401(m)(2), 402(g) and/or 415, the amount by which such

pension benefit is so limited shall be provided for such

Participant under this Plan.

     5.2 Excess Thrift Plan Benefits: If, during any year,

a Participant's Basic Thrift Plan Contribution is limited

by Code Sections 401(a)(7), 401(k)(3)(A), 401(m)(2),

402(g) and/or 415, (referred to below in this Section as

the Qualified Plan Limits), then an amount equal to the

amount by which such contribution is so limited shall be

credited to such Participant under this Plan, provided

that:


           a. The amount by which any Participant's elective contribution under the Thrift Plan is so limited shall be credited to such Participant under this Plan only if and to the extent that the Participant elects to defer an equivalent amount to this Plan in accordance with the provisions below in this Section.

           b. The amount of any Employer matching Thrift
      Plan Contribution that would have been allocated to a Participant if the Qualified Plan Limits had not applied shall be determined on the basis of the Thrift Plan Contribution the Participant elected to make from his own compensation for such year
      (whether pre-tax or after-tax) regardless of whether such election was in fact limited by the Qualified
      Plan Limits, but only to the extent that the amount of any such elective contribution to be made from his own compensation that could not be made under the Thrift Plan because of the Qualified Plan Limits is actually deferred under this Plan.

           c. Any such election to defer an excess
      elective contribution amount under this Plan shall be made in




                            V-1


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      writing on a form approved by the Committee, which
      form shall be filed with the Secretary of the Employer prior to January 1 of the calendar year in which it is to take effect (except that an election to defer any such amount under this Plan in calendar year 1987 may be made and filed no later than thirty
      (30) days after adoption of .this Plan amendment by the Board of Directors.)

           d. Any such election shall become effective and irrevocable on January 1 of the calendar year in which it is to take effect (or, in the case of an election to defer in calendar year 1987, upon execution of the election form by the Participant) and shall continue to be effective in, and irrevocable with respect to, each succeeding calendar year through and including the calendar year in which the Participant files either a written revocation of such election or a new election in accordance with the provisions of this paragraph.

           e. Any such written revocation or new election shall take effect only in calendar years subsequent to the calendar year in which such revocation or new election is filed, and shall become irrevocable on January 1 of the first such subsequent calendar year.

           f. Any election to defer in calendar year 1987 shall not be effective with respect to any compensation payable prior to the date of such deferral election.

           Any such excess contribution amount credited to

      the Participant hereunder shall be increased at a

      rate determined by the Committee, taking into

      account the actual rate of return under the Thrift

      Plan.

           The amount of benefit applicable to the

      Participant at any time under this Section shall be

      the benefit described above in this Section

      multiplied by the vested percentage then applicable

      to the Participant under the Thrift Plan.

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                        ARTICLE VI

                    Payment of Benefits

     6.1 Payment of Excess Pension Plan Benefits: Payment

of any Participant's Excess Pension Plan Benefit under

Section 5.1 hereof, shall be made after his termination of

employment with the Employer at such time and in such

manner as determined by the Employer, provided that no

such time of payment may be later than the Participant's

normal retirement date under the Pension Plan, or, if

later, the first day of the month coincident with or next

following the date his employment terminates with the

Employer and any such manner of payment must be in

accordance with a form of payment available under the

Pension Plan, and further provided that, the amount of

benefit so payable must be determined on the same

actuarial basis as that which would be used for

determining his corresponding Basic Pension Plan Benefit

if it were payable in a like manner and time.

     6.2 Payment of Excess Thrift Plan Benefits: Payment

of any Participant's Excess Thrift Plan Benefit under

Section 5.2 hereof shall be made after his termination of

employment with the Employer at such time and in such

manner as determined by the Employer, provided that no

such time of payment may be later than the date when

payment could first be demanded (either by the Participant

or his beneficiary if the Participant has died) under the

Thrift Plan and any such manner of payment must be in

accordance with a form of payment available under the

Thrift Plan.

                               VI-1

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                        ARTICLE VII

                      Death Benefits

     7.1 Death Benefits: In the event any death benefit

payable under the Pension Plan prior to commencement of the Basic

Pension Plan Benefit thereunder is limited due to Code

Sections 401(a)(17) and/or 415 limitations, the amount by

which such death benefit is so limited shall be payable

hereunder at the same time and in the same manner as the

death benefit payable under the Pension Plan.





                               VII-1

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                           ARTICLE VIII

                          Administration

     8.1 Appointment of Committee: The Plan shall be

administered by a Committee, which, unless otherwise

determined by the Board of Directors, shall be the Board

of Directors. The membership of the Committee may be

reduced, changed, or increased from time to time in the

absolute discretion of the Board of Directors.

     8.2 Committee Powers and Duties: The duties of the

Committee will be determined by the Board of Directors.

The Committee shall have such powers as may be necessary

to discharge its duties hereunder.







                               VIII-1

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                        ARTICLE IX

                 Miscellaneous Provisions

     9.1 Amendment, Termination, Etc.: The Board of

Directors may, by resolution, in its absolute discretion,

from time to  time, amend, suspend, or terminate in whole

or in part, and, if terminated, reinstate any or all of

the provisions of the Plan, except that no amendment,

suspension, or termination may apply so as to decrease the

payment to any Participant (or beneficiary) of any benefit

under the Plan, which he accrued prior to the effective

date of such amendment, suspension, or termination. Any

such amendment, suspension, or termination shall become

effective on such date as shall be specified in such

resolution and, except as expressly limited in this

Section 9.1, include such provisions and have such effect

as the Board of Directors, in its absolute discretion,

deems desirable.

     9.2 Nonguarantee of Employment: Nothing contained in

this Plan shall be construed as a contract of employment

between the Employer and any employee, or as a right of

any employee to be continued in the employment of the

Employer, or as a limitation of the right of the Employer

to discharge any of its employees, with or without cause.

     9.3  Nonalienation of Benefits: To the extent

permitted by law, benefits payable under this Plan shall

not, without Committee consent, be subject in any manner

to anticipation, alienation,



                               IX-1

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sale, transfer, assignment, pledge, encumbrance, charge,

garnishment, execution, or levy of any kind, either voluntary or involuntary. Any unauthorized attempt to anticipate, alienate, sell,

transfer, assign, pledge, encumber, charge or otherwise

dispose of any right to benefits payable hereunder shall

be void. No part of the assets of the Employer shall be

subject to seizure by legal process resulting from any

attempt by creditors of or claimants against any

Participant (or beneficiary), or any person claiming under

or through the foregoing, to attach his interest under the

Plan.

     9.4 Liability: No member of the Board of Directors,

or of the Committee shall be liable for any act or action,

whether of commission or omission, taken by any other

member, or by any officer, agent, or employee of the

Employer or of any such body, nor, except in circumstances

involving his bad faith, for anything done or omitted to

be done by himself.

                           IX-2

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                    AMENDMENT NO. 1 TO
              TEXAS-NEW MEXICO POWER COMPANY
                    EXCESS BENEFIT PLAN


               WHEREAS, effective January 1, 1983, the
Board of Directors of Texas-New Mexico Power Company (the
"Company") approved and adopted the Texas-New Mexico Power
Company Excess Benefit Plan (the "Plan"); and

               WHEREAS, effective January 1, 1987, the
Company adopted an amendment and restatement in its entirety to the Plan; and

          WHEREAS, the Company desires to make certain changes to the Plan; and

               WHEREAS, the Company has established,
subject to the approval of the Board of Directors, Amendment Number One herein; and

               WHEREAS, the Plan may be amended pursuant to Article IX therein.

               NOW, THEREFORE, BE IT RESOLVED, that the
Plan is hereby amended effective January 1, 1995, as follows:

     Article V is amended by renumbering the existing
Section 5.2 as Section 5.3 and by adding a new section 5.2 which shall read as follows:

     "Section 5.2 Compensation For IRS Limitations: In the event a Participant's compensation reduction election in the William M. Mercer, Incorporated Regional Prototype Non-
Standardized 401(k) Profit Sharing Plan and Trust as adopted by the Company is limited or adjusted as the result of the application of 401(k), 402(g), and 415 of the Internal Revenue Code and the implementing regulations thereof, the Participant shall be entitled to elect one of the following options:

     (a) Sign an election to continue the compensation reduction pursuant to the Excess Benefit Plan, receiving the Company matching as set out therein;
     (b) Elect not to continue deferrals pursuant to the Excess Benefit Plan in which event the Participant shall be entitled to take the previously deferred compensation reduction as current income and receive as current compensation the contribution that had been made as Company matching based upon the Participant's percent compensation reduction in effect pursuant to Participant's election immediately prior to the limits of Section 402(g) being exceeded.

The Company shall pay the Participant under either election above on the same basis as the Participant is ordinarily paid from the time the limits of Section 402(g) are exceeded until the end of the then current calendar year."

     Article V is further amended by adding a new Section
5.4 to read as follows:

          "5.4 Employment Contract Benefits: If the employment contract of a Participant grants additional pension benefits that cannot be paid to the Participant from the Pension Plan, such pension benefits shall be provided under this Plan. The pension benefits payable under this Plan shall be those as described in the employment contract of the Participant."